Exhibit 99.3

Consent of Kliger Media Associates, LLC

We hereby consent to the use in the proxy statement/prospectus relating to the proposed merger involving Outdoor Channel Holdings, Inc., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Intermedia Outdoor Holdings, Inc. (the “Registration Statement”), of the references to our name and description of our services contained therein under the heading “The Merger—Presentation by Outdoor Channel’s Print Media Consultant”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/ Kliger Media
KLIGER MEDIA ASSOCIATES, LLC

New York, New York

January 31, 2013